UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2002

VIXEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-27221	84-1176506
(Commission File No.)	(IRS Employer Identification No.)

11911 North Creek Parkway South
Bothell, Washington 98011
(425) 806-5509
(Address of principal executive offices and zip code, and telephone number including area code)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 2.2

Item 2. Acquisition or Disposition of Assets.

     On April 15, 2002, Vixel Corporation (the “Registrant”) closed a transaction with Fujitsu Software Technology Corporation, d/b/a Fujitsu Softek, involving the acquisition by Fujitsu Softek of the Registrant’s storage area network, or SAN, management software business, including the Registrant’s SAN management software, SAN InSite™, associated intellectual property and key development team resources. The Registrant received $2.5 million upon the closing of the transaction, and a note for $2.5 million which is due and payable January 15, 2003. In addition, the Registrant has a right to receive up to an additional $5 million from sales of Fujitsu Softek products based on SAN InSite during the four-year period after the closing. The Asset Purchase Agreement and the First Amendment thereto relating to the transaction are filed herewith as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit
Number	Description

2.1*	Asset Purchase Agreement between Registrant and Fujitsu Software Technology Corporation, dated April 4, 2002.
2.2*	First Amendment to Asset Purchase Agreement between Registrant and Fujitsu Software Technology Corporation, dated April 15, 2002.

* Registrant has sought confidential treatment for portions of this exhibit.

1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIXEL CORPORATION

Dated: April 30, 2002	By:	/s/ Kurtis L. Adams

Kurtis L. Adams Chief Financial Officer, Vice President of Finance, Treasurer and Secretary

2.

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1*	Asset Purchase Agreement between Registrant and Fujitsu Software Technology Corporation, dated April 4, 2002.
2.2*	First Amendment to Asset Purchase Agreement between Registrant and Fujitsu Software Technology Corporation, dated April 15, 2002.

* Registrant has sought confidential treatment for portions of this exhibit.